                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 FORM 8-K/A

                                Amendment No. 1


 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


                                Date of Report
                       (Date of earliest event reported)
                               December 13, 1994
                             (September 30, 1994)



                      SHARED MEDICAL SYSTEMS CORPORATION
            (Exact name of registrant as specified in its charter)


                         Commission file number 0-7416

              Delaware                                       23-1704148
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                        Identification No.)

     51 Valley Stream Parkway
      Malvern, Pennsylvania                                    19355
(Address of principal executive offices)                     (Zip Code)

                                (610) 219-6300
             (Registrant's telephone number, including area code)

                                Not Applicable
            (Former name, former address, and former fiscal year,
                        if changed since last report)


Page 1 of 21.
The exhibit index appears on sequentially numbered page 21 of 21.

                      SHARED MEDICAL SYSTEMS CORPORATION
                      ----------------------------------

Item 2. Acquisition or Disposition of Assets.

Item 2 of the Form 8-K of Shared Medical Systems Corporation ("The Company") dated September 30, 1994 is hereby amended in its entirety as follows:

On September 30, 1994, the Company acquired all of the outstanding capital stock of GTE Health Systems Incorporated, a Delaware corporation ("GTEHS"), from its sole stockholder, GTE Directories Corporation, a Delaware corporation ("GTE Directories"), for an aggregate consideration of approximately $17,000,000. Immediately preceding the aforementioned transaction, GTEHS transferred the business of its MedSeries Open and MedSeries Enterprise software product lines and their related assets and liabilities to an affiliate of GTE Corporation. Therefore, GTEHS' MedSeries4 software product line was the only remaining business held by GTEHS upon its acquisition by the Company. This transaction has been accounted for as a purchase. The total consideration as provided in the Stock Purchase Agreement was the result of negotiations between the Company and GTE Directories.

The funds used by the Company to complete the acquisition were provided by the Company's working capital, supplemented by borrowings from its line of credit with PNC Bank, N.A.

GTEHS has been a provider of hospital information systems to the healthcare industry. Upon its acquisition by the Company, GTEHS was merged with and into the Company and is currently operating as a division of the Company.

Item 7. Financial Statements and Exhibits.

Item 7 of the Form 8-K of Shared Medical Systems Corporation dated September 30, 1994 is hereby amended in its entirety as follows:

(a)  Financial statements of the business acquired.

     The following documents are included in this report:

     . MedSeries4 Operations of GTE Health Systems Incorporated Financial
       Statements as of December 31, 1993 and 1992 together with Report of Independent Public Accountants

     . MedSeries4 Operations of GTE Health Systems Incorporated Statements of
       Operations for the Nine Months Ended September 30, 1994 (Unaudited) and 1993 (Unaudited)

                      SHARED MEDICAL SYSTEMS CORPORATION
                      ----------------------------------

(b)  Pro forma financial information.

     The following pro forma financial information required by Article 11 of Regulation S-X is included in this report:

     . Shared Medical Systems Corporation Pro Forma Combined Income Statement for the Year Ended December 31, 1993 (Unaudited)

     . Shared Medical Systems Corporation Pro Forma Combined Income Statement for the Nine Months Ended September 30, 1994 (Unaudited)

     . Shared Medical Systems Corporation Consolidated Balance Sheet as of
       September 30, 1994 which reflects the acquisition of GTE Health Systems Incorporated's MedSeries4 business (filed under PART I, Item 1 to the Company's Form 10-Q Report for the quarter ended September 30, 1994)*

     . Shared Medical Systems Corporation Notes to Pro Forma Combined Financial
       Statements for the Year Ended December 31, 1993 (Unaudited) and the Nine Months Ended September 30, 1994 (Unaudited)

(c)  Exhibits.

     The following exhibit is included in this report:

     No.                           Description
     ---  ----------------------------------------------------------------------
     (2)  Plan of Acquisition -

          . Stock Purchase Agreement dated September 30, 1994 between Shared
            Medical Systems Corporation and GTE Directories Corporation (without schedules)(filed as Exhibit (2) to the Company's Form 8-K Report dated September 30, 1994)*



*Previously filed as indicated and incorporated herein by reference.

                      SHARED MEDICAL SYSTEMS CORPORATION
                      ----------------------------------

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 SHARED MEDICAL SYSTEMS CORPORATION
                                 ----------------------------------
                                 Registrant


Date: December 13, 1994          /s/ Terrence W. Kyle
      -----------------          ----------------------------------
                                 Terrence W. Kyle
                                 Vice President of Finance
                                 Principal Financial Officer and
                                 Duly Authorized Officer

                        MEDSERIES4 OPERATIONS OF
                        GTE HEALTH SYSTEMS INCORPORATED

                        FINANCIAL STATEMENTS AS OF
                        DECEMBER 31, 1993 AND 1992

                        TOGETHER WITH REPORT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

                   [Arthur Andersen LLP logo appears here]


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To GTE Health Systems Incorporated:

We have audited the accompanying statements of assets and liabilities of the MedSeries4 Operations of GTE Health Systems Incorporated (an operating segment of GTE Health Systems Incorporated, a Delaware corporation) as of December 31, 1993 and 1992, and the related statements of operations for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the accompanying financial statements present the carved-out portion of GTE Health Systems Incorporated's assets and liabilities and results of operations, referred to as the MedSeries4 Operations, and may not necessarily be indicative of the financial position or results of operations that would have existed if the MedSeries4 Operations had been operated as an unaffiliated company. Certain expenses are the result of allocations of total expenses incurred by GTE Health Systems Incorporated and its parent company, GTE Corporation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the MedSeries4 Operations of GTE Health Systems Incorporated as of December 31, 1993 and 1992, and the results of its operations for the years then ended in conformity with generally accepted accounting principles.


/s/ARTHUR ANDERSEN LLP

Salt Lake City, Utah
  November 7, 1994

           MEDSERIES4 OPERATIONS OF GTE HEALTH SYSTEMS INCORPORATED
           --------------------------------------------------------

                     STATEMENTS OF ASSETS AND LIABILITIES
                     ------------------------------------

                                                                December 31,
                                                             -----------------
                                                              1993       1992
                                                             -------   -------
                                                              (In thousands)
                          ASSETS
                          ------
CURRENT ASSETS:
  Cash                                                       $   806   $   942
  Accounts receivable, net of allowance for
    doubtful accounts of $231 and $1,230,
    respectively                                               5,175     6,595
  Inventories                                                     25       855
  Prepaid expenses and other                                     367       870
  Current portion of deferred income tax asset                 2,942     1,030
                                                             -------   -------

          Total current assets                                 9,315    10,292
                                                             -------   -------

DEFERRED INCOME TAX ASSET, net of current portion              1,363     1,037
                                                             -------   -------

PROPERTY AND EQUIPMENT:
  Computer equipment                                           4,008     4,097
  Furniture and fixtures                                       1,839     1,879
  Leasehold improvements                                         309       203
                                                             -------   -------

                                                               6,156     6,179
  Less accumulated depreciation and amortization              (3,912)   (3,684)
                                                             -------   -------

          Net property and equipment                           2,244     2,495
                                                             -------   -------

OTHER ASSETS:
  Computer software development costs, net of
    accumulated amortization of $240 and $4,162,
    respectively                                                 106     4,093
  Goodwill, net of accumulated amortization of
    $9,950 in 1992                                               -      10,300
                                                             -------   -------
          Total other assets                                     106    14,393
                                                             -------   -------

TOTAL ASSETS                                                 $13,028   $28,217
                                                             =======   =======

             The accompanying notes to financial statements are
                    an integral part of these statements.

           MEDSERIES4 OPERATIONS OF GTE HEALTH SYSTEMS INCORPORATED
           --------------------------------------------------------

                     STATEMENTS OF ASSETS AND LIABILITIES
                     ------------------------------------

                                                                December 31,
                                                             -----------------
                                                              1993       1992
                                                             -------   -------
                                                              (In thousands)
                                  LIABILITIES
                                  -----------
CURRENT LIABILITIES:
  Accounts payable-trade                                     $   845   $   101
  Accounts payable-affiliate                                     235       318
  Accrued payroll and related taxes                            1,374     1,411
  Accrued sales and property taxes                               338       156
  Other accrued liabilities                                      908     1,944
  Deferred revenues                                            3,677     5,360
  Restructuring reserve                                          778       -
                                                             -------   -------

          Total current liabilities                            8,155     9,290

ACCRUED PENSION AND OTHER POSTRETIREMENT
  BENEFIT OBLIGATIONS                                          4,481     3,242
                                                             -------   -------

TOTAL LIABILITIES                                             12,636    12,532


COMMITMENTS AND CONTINGENCIES (Note 8)

                         ASSETS IN EXCESS OF LIABILITIES
                         -------------------------------

ASSETS IN EXCESS OF LIABILITIES                                  392    15,685
                                                             -------   -------

TOTAL LIABILITIES AND ASSETS IN EXCESS
  OF LIABILITIES                                             $13,028   $28,217
                                                             =======   =======


             The accompanying notes to financial statements are
                    an integral part of these statements.

          MEDSERIES4 OPERATIONS OF GTE HEALTH SYSTEMS INCORPORATED
          --------------------------------------------------------

                           STATEMENTS OF OPERATIONS
                           ------------------------

                                              Year Ended December 31,
                                             -------------------------
                                                1993             1992
                                             --------          -------
                                                   (In thousands)

REVENUE                                      $ 24,549          $17,547

COST OF SALES                                  20,631           10,107
                                             --------          -------

          Gross margin                          3,918            7,440
                                             --------          -------

OPERATING EXPENSES:
  Sales and marketing                           7,073            5,659
  General and administrative                    2,350            3,888
  General and administrative - affiliate        1,174              924
  Research and development                      1,085            1,819
  Write-off of goodwill                         8,515              -
  Restructuring costs                             778              -
  Other operating expenses                        374              283
                                             --------          -------
          Total operating expenses             21,349           12,573
                                             --------          -------

LOSS BEFORE INCOME TAX BENEFIT                (17,431)          (5,133)

INCOME TAX BENEFIT                              2,638            1,070
                                             --------          -------

NET LOSS                                     $(14,793)         $(4,063)
                                             ========          =======

             The accompanying notes to financial statements are
                    an integral part of these statements.

          MEDSERIES4 OPERATIONS OF GTE HEALTH SYSTEMS INCORPORATED
          --------------------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                            (Dollars in Thousands)


(1)  DESCRIPTION OF OPERATIONS INCLUDED IN THE
     -----------------------------------------
     ACCOMPANYING FINANCIAL STATEMENTS
     ---------------------------------

On September 30, 1994, Shared Medical Systems Corporation ("SMS") acquired certain assets and assumed certain liabilities from GTE Health Systems Incorporated's MedSeries4 Operations. The accompanying statements of assets and liabilities and statements of operations present the carved-out portion of the MedSeries4 Operations of GTE Health Systems Incorporated. This carved-out portion is herein referred to as the "Company". These assets and liabilities and results of operations may not necessarily be indicative of the financial position or results of operations that would have existed if the MedSeries4 Operations had been operated as an unaffiliated company. Certain expenses are the result of allocations of total expenses incurred by GTE Health Systems Incorporated and its parent company, GTE Corporation. The statements of assets and liabilities do not present the assets and liabilities to be acquired or assumed by SMS as described in the stock purchase agreement dated September 30, 1994, but rather the assets and related liabilities of the Company which were utilized by GTE Health Systems Incorporated ("GTEHS") in its MedSeries4 Operations.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

Recognition of Revenue
- - ----------------------

The Company's products and services are provided to customers based upon contractual agreement. Software license fee revenues are recognized primarily over the installation period. Service revenues, which include professional services and support fees, are recorded in the period in which the services are performed. Hardware sales are recognized upon first productive use of the equipment. All fees are billable according to the specific terms in each customer contract.

Deferred revenues of $3,677 at December 31, 1993 and $5,360 at December 31, 1992, represent funds received by the Company in advance of services being performed. At December 31, 1993 and 1992, accounts receivable included $2,086 and $2,110, respectively, of unbilled revenues recognized under certain long-term software license, installation and hardware contracts. These unbilled receivables arise from the consistent application of percentage of completion revenue recognition policies described above, and will be billed in accordance with the terms of the individual customer contracts, generally within 12 months of revenue recognition.

Allocation of Parent Company General and Administrative
- - -------------------------------------------------------
   Expenses and Total GTEHS Expenses
   ---------------------------------

GTE Corporation ("Parent") allocates general and administrative expenses to GTEHS based upon GTEHS' budgeted proportionate share of revenues as a percentage of GTE Corporation consolidated revenues.

GTEHS expenses which are not specifically identifiable to the MedSeries4 Operations have been allocated to the Company primarily based upon the

MedSeries4 Operations personnel as a percentage of total GTEHS personnel.
In the opinion of management, the allocation of general and administrative expenses from the Parent to GTEHS and from GTEHS to the Company is reasonable based upon the nature of the allocable expenses and the operations of the Company.

Inventories
- - -----------

Inventories, consisting principally of computer hardware and related supplies held for resale, are stated at the lower of cost or net realizable value. Cost is determined by specific identification.

Property and Equipment
- - ----------------------

Property and equipment are stated at cost. Major additions and improvements are capitalized, while minor replacements, maintenance and repairs that do not increase the useful lives of the property are expensed as incurred. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets, which are five years for all categories of property and equipment.

Computer Software Development Costs
- - -----------------------------------

Computer software development costs incurred subsequent to establishment of technological feasibility are capitalized. Technological feasibility is established upon achievement of a detailed program design free of high-risk development issues. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized computer software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross revenues, estimated product life and changes in technology.

For the years ended December 31, 1993 and 1992, the Company invested approximately $1,292 and $2,299, respectively, in computer software development. Amortization of capitalized computer software development costs begins when the product is first sold and is calculated using the straight-line method over five years, the estimated product lives. Amortization expense for the years ended December 31, 1993 and 1992 was approximately $1,592 and $815, respectively.

In 1993, the Company determined it was appropriate to expense $4,300 in capitalized costs associated with its MedSeries4 computer software based upon management's assessment of the future realizability of these costs. This expense is included in cost of sales in the 1993 statement of operations.

Goodwill
- - --------

Effective October 5, 1988, the Company acquired 100 percent of the outstanding stock of IHC Affiliated Services, Inc. ("IHC"). In connection with this acquisition, the Company recorded goodwill of approximately $19,890 and was amortizing this amount on a straight-line basis over a ten-year period. Management evaluated potential impairment based upon an estimate of the related business segment's undiscounted net income over the remaining life of the goodwill. As of December 31, 1993, management determined that goodwill was not recoverable and expensed the remaining balance of $8,515.

Research and Development
- - ------------------------

The Company expenses all research and development costs, which are primarily costs incurred to establish the technological feasibility of internally-developed computer software. These expenses primarily consist of computer costs and salaries of personnel and amounted to $1,085 in 1993 and $1,819 in 1992.

Employee Benefit Plans
- - ----------------------

The current service costs of retirement plans and postretirement health care and life insurance benefits are accrued as incurred. Prior service costs and credits resulting from changes in benefits are amortized over the average remaining service period of the employees expected to receive benefits. In years prior to 1992, the estimated costs of postretirement health care and life insurance benefits were accounted for on a "pay-as-you-go" basis.


(3)  RESTRUCTURING COSTS
     -------------------

During 1993, the Company restructured its operations resulting in a one-time pre-tax restructuring charge of approximately $778. This increased the net loss during 1993 by approximately $513. This restructuring charge consisted of employee separation benefits associated with work force reductions. The work force reductions involve 35 employees and will be implemented during 1994.


(4)  PENSION PLANS
     -------------

The Company, together with other GTE Corporation subsidiaries, participates in defined benefit pension plans which cover substantially all of its employees. Benefits are generally based on years of credited service and participants' average final earnings. The Company contributes amounts which are determined actuarially to provide the plans with assets sufficient to meet the benefit obligations. The assets of the plans consist primarily of corporate equities, government securities and corporate debt securities. Plan expenses allocated to the Company in 1993 and 1992 were approximately $424 and $487, respectively.


(5)  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS
     -------------------------------------------

Substantially all of the Company's employees together with employees of other GTE Corporation subsidiaries are covered under postretirement health care and life insurance benefit plans. The health care benefits paid under these plans are generally based on comprehensive hospital, medical and surgical benefit provisions, while the life insurance benefits are based on annual earnings at the time of retirement. The Company funds amounts for postretirement benefits as deemed appropriate from time to time. The expenses allocated to the Company related to the plans were approximately $766 and $1,472 in 1993 and 1992, respectively.


(6)  EMPLOYEE SAVINGS PLAN
     ---------------------

The Company provides an employee savings plan established in accordance with
Section 401(k) of the Internal Revenue Code. The plan covers substantially all full-time employees. Under the plan, the Company provides matching contributions in GTE Corporation common stock based on qualified employee contributions. Matching contributions charged to income of the Company were $185 and $165 in 1993 and 1992, respectively.

(7)  TRANSACTIONS WITH AFFILIATES
     ----------------------------

The Company is billed by affiliated companies for data processing and other centralized services. Expenses incurred by the Company for these services were approximately $1,174 and $924 in 1993 and 1992, respectively.


(8)  COMMITMENTS AND CONTINGENCIES
     -----------------------------

Leases
- - ------

The Company leases various equipment generally for periods ranging up to 60 months. In addition, the Company leases office space expiring at various dates through 1999. The office space leases account for 94 percent and 95 percent of the total lease payment obligations for 1993 and 1992, respectively. Minimum future lease payments as of December 31, 1993 are as follows (in thousands):

              For the Year Ending
                  December 31,
              -------------------
                     1994                       $  842
                     1995                          434
                     1996                          192
                     1997                          128
                     1998                           36
                                                ------
                                                $1,632
                                                ======

Rental expense for these operating leases was approximately $712 and $775 in 1993 and 1992, respectively.

Litigation
- - ----------

In the normal course of business, the Company has been named as a defendant in several matters of litigation. In the opinion of management, after consultation with legal counsel, the ultimate outcome of these matters of litigation will not have a material adverse effect on the accompanying financial statements.


(9)  INCOME TAXES
     ------------

The Company's taxable income or loss is included in the consolidated federal income tax returns of GTE Corporation. In accordance with a tax-sharing arrangement with GTE Corporation, federal income tax expense or benefit is allocated to the Company based on its contribution to GTE Corporation's consolidated taxable income. The Company is allocated the full benefit for all losses generated. The Company is paid by GTE Corporation for federal tax losses utilized in the consolidated tax return, but the Company is not paid for temporary differences in revenues and expenses reported for financial reporting and income tax reporting purposes. Beginning in 1992, the Company filed state tax returns as a separate company. No benefit for state operating loss carryforwards of approximately $16.1 million has been recognized in the accompanying financial statements due to uncertainty of future taxable income against which to utilize these loss carryforwards.

The components of the income tax (provision) benefit are as follows:

                                               1993          1992
                                             --------      --------
      Current - Federal                      $  (287)      $   649
      Deferred - Federal                       2,925           421
                                             -------       -------
           Total benefit                     $ 2,638       $ 1,070
                                             =======       =======

Deferred taxes arise from temporary differences in the recognition of expenses for financial reporting and income tax reporting purposes. The significant components of the deferred income tax benefit for the years ended December 31, 1993 and 1992 are as follows:

                                               1993          1992
                                             --------      --------
      Accruals and reserves                  $ 5,083       $   666
      Computer software development
        costs                                 (1,050)         (367)
      Other temporary differences             (1,108)          122
                                             -------       -------
                                             $ 2,925       $   421
                                             =======       =======

A reconciliation between the income tax benefit calculated at the statutory federal income tax rate and the income tax benefit recorded in the accompanying financial statements is as follows:

                                               1993          1992
                                             --------      --------
      Income tax benefit calculated at
        the statutory federal income
        tax rate of 34 percent               $ 5,927       $ 1,745
      Goodwill                                (2,895)         (596)
      Other - net                               (394)          (79)
                                             -------       -------
           Income tax benefit                $ 2,638       $ 1,070
                                             =======       =======

The tax effects of temporary differences that give rise to net deferred tax assets at December 31, 1993 and 1992 are as follows:

                                               1993          1992
                                             --------      --------
      Accruals and reserves                  $ 2,854       $ 3,247
      Federal net operating loss
        carryforwards                          2,660         2,584
      Pension and other postretirement
        benefit obligations                    1,568         1,102
      Computer software development
        costs                                    -          (1,392)
      Allowance for doubtful accounts             81           418
      Other                                     (198)       (1,308)
                                             -------       -------
                                               6,965         4,651


       Less valuation allowance                (2,660)       (2,584)
                                              -------       -------
            Net deferred tax assets           $ 4,305       $ 2,067
                                              =======       =======

As of December 31, 1993, the Company had federal net operating loss carryforwards of approximately $7.6 million. These net operating loss carryforwards were generated by IHC Affiliated Services, Inc. which was acquired by the Company on October 5, 1988. Based upon provisions within the Internal Revenue Code, significant portions, if not all, of the predecessor net operating loss carryforwards may not be available. Accordingly, no benefit for the predecessor net operating loss carryforwards has been provided in the accompanying financial statements.


(10)  SIGNIFICANT CUSTOMERS
      ---------------------

The Company sells its products and services almost exclusively to hospitals located within the United States. For the year ended December 31, 1992, the Company generated sales from Bermuda Hospital of approximately $2,803 or 11 percent of total sales. No other single customer accounted for more than 10 percent of the Company's total sales during 1993 or 1992.

                           MedSeries4 Operations of
                       GTE Health Systems Incorporated
                           Statements of Operations
                           ------------------------

                                                       Nine Months Ended
                                                         September 30
                                                  ---------------------------
                                                      1994           1993
                                                  ------------   ------------
                                                          (unaudited)
Revenues:
 Service and system fees......................    $14,913,000    $15,543,000
 Hardware sales...............................      2,438,000      4,216,000
                                                  -----------    -----------
                                                   17,351,000     19,759,000

Cost of Hardware Sales........................      1,914,000      3,768,000
                                                  -----------    -----------

Revenues less Cost of Hardware Sales..........     15,437,000     15,991,000
                                                  -----------    -----------
Expenses:
 Operating and development....................      6,868,000      6,705,000
 Marketing and installation...................      7,802,000      8,593,000
 General and administrative...................      4,355,000      2,443,000
 Interest.....................................         13,000          -
                                                  -----------    -----------

                                                   19,038,000     17,741,000
                                                  -----------    -----------

Loss Before Income Tax Benefit................     (3,601,000)    (1,750,000)

Income Tax Benefit............................     (1,231,000)      (192,000)
                                                  -----------    -----------

Net Loss......................................    $(2,370,000)   $(1,558,000)
                                                  ===========    ===========

                      SHARED MEDICAL SYSTEMS CORPORATION
                      ----------------------------------

                    Pro Forma Combined Financial Statements

On September 30, 1994 the Company acquired all of the outstanding capital stock of GTE Health Systems Incorporated ("MedSeries4 Operations") in a transaction accounted for as a purchase.

The Pro Forma Combined Income Statements for the Year Ended December 31, 1993, and for the Nine Months Ended September 30, 1994, and the Consolidated Balance Sheet of Shared Medical Systems Corporation as of September 30, 1994 (filed under PART I, Item 1 to the Company's Form 10-Q Report for the quarter ended September 30, 1994)*, give effect to the acquisition of the MedSeries4 Operations of GTE Health Systems Incorporated which was completed on September 30, 1994. The adjustments related to the pro forma combined income statements assume the transaction was consummated at January 1, 1993. The Consolidated Balance Sheet of Shared Medical Systems Corporation as of September 30, 1994 reflects the acquisition of MedSeries4 Operations.

The pro forma financial information is not necessarily indicative of the results of operations which would have been attained had the acquisition been consummated on the date indicated or that which may be attained in the future. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of Shared Medical Systems Corporation and the MedSeries4 Operations of GTE Health Systems Incorporated.


*Previously filed as indicated and incorporated herein by reference.

                      SHARED MEDICAL SYSTEMS CORPORATION
                      PRO FORMA COMBINED INCOME STATEMENT
               FOR THE YEAR ENDED DECEMBER 31, 1993 (Unaudited)
               ------------------------------------------------

                                              Actual
                                  -----------------------------------          Pro Forma             Pro Forma
                                      SMS              MedSeries4             Adjustments            Combined
                                  ------------         --------------     -------------------    -----------------
Revenues:
 Service and system fees.....     $452,797,000         $ 20,154,000            $        -            $472,951,000
 Hardware sales..............       48,486,000            4,538,000                     -              53,024,000
                                  ------------         ------------            -------------         ------------
                                   501,283,000           24,692,000                     -             525,975,000

Cost of Hardware Sales.......       38,571,000            4,038,000                     -              42,609,000
                                  ------------         ------------            -------------         ------------
Revenues less Cost
 of Hardware Sales...........      462,712,000           20,654,000                     -             483,366,000
                                  ------------         ------------            -------------         ------------
Expenses:
 Operating and development...      210,248,000           22,831,000                 (778,000) (1)     218,297,000
                                                                                    (424,000) (2)
                                                                                     827,000  (3)
                                                                                  (1,592,000) (4)
                                                                                  (4,300,000) (4)
                                                                                  (8,515,000) (7)
 Marketing and installation...     155,330,000           11,753,000                     -             167,083,000
 General and administrative...      44,107,000            3,501,000                 (766,000) (5)      46,842,000
 Interest.....................       1,349,000                 -                   1,190,000  (6)       2,539,000
                                  ------------         ------------            -------------         ------------
                                   411,034,000           38,085,000              (14,358,000)         434,761,000
                                  ------------         ------------            -------------         ------------
Income (Loss) Before
 Income Taxes................       51,678,000          (17,431,000)              14,358,000           48,605,000

Provision (Benefit)
 for Income Taxes............       20,665,000           (2,638,000)               1,410,000  (8)      19,437,000
                                  ------------         ------------            -------------         ------------
Net Income (Loss)............     $ 31,013,000         $(14,793,000)            $ 12,948,000         $ 29,168,000
                                  ============         ============            =============         ============
Net Income Per Common
 Share.......................            $1.35                                                              $1.27
                                  ============                                                       ============
Number of shares
 used to compute per
 share amounts...............       23,046,000                                                         23,046,000
                                  ============                                                       ============

The accompanying notes are an integral part of this statement.

                      SHARED MEDICAL SYSTEMS CORPORATION
                      PRO FORMA COMBINED INCOME STATEMENT
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 (Unaudited)
           --------------------------------------------------------

                                              Actual
                                  -----------------------------------          Pro Forma             Pro Forma
                                      SMS              MedSeries4             Adjustments            Combined
                                  --------------     ----------------     -------------------    -----------------
Revenues:
 Service and system fees.....     $365,402,000         $ 14,913,000                $  -              $380,315,000
 Hardware sales..............       31,209,000            2,438,000                   -                33,647,000
                                  ------------         ------------            -------------         ------------
                                   396,611,000           17,351,000                   -                413,962,000

Cost of Hardware Sales.......       25,435,000            1,914,000                   -                27,349,000
                                  ------------         ------------            -------------         ------------
Revenues less Cost
 of Hardware Sales...........      371,176,000           15,437,000                   -               386,613,000
                                  ------------         ------------            -------------         ------------
Expenses:
 Operating and development...      170,800,000            6,868,000                 (408,000) (1)     177,592,000
                                                                                    (247,000) (2)
                                                                                     620,000  (3)
                                                                                     (41,000) (4)
 Marketing and installation..      122,331,000            7,802,000                   -               130,133,000
 General and administrative..       34,426,000            4,355,000                 (101,000) (5)      38,680,000
 Interest....................          937,000               13,000                  893,000  (6)       1,843,000
                                  ------------         ------------            -------------         ------------
                                   328,494,000           19,038,000                  716,000          348,248,000
                                  ------------         ------------            -------------         ------------
Income (Loss) Before
 Income Taxes................       42,682,000           (3,601,000)                (716,000)          38,365,000

Provision (Benefit)
 for Income Taxes............       16,646,000           (1,231,000)                (457,000) (8)      14,958,000
                                  ------------         ------------            -------------         ------------
Net Income (Loss)............     $ 26,036,000          $(2,370,000)               $(259,000)        $ 23,407,000
                                  ============         ============            =============         ============
Net Income Per Common
 Share.......................            $1.12                                                              $1.01
                                  ============                                                       ============
Number of shares
 used to compute per
 share amounts...............       23,237,000                                                         23,237,000
                                  ============                                                       ============

The accompanying notes are an integral part of this statement.

                      Shared Medical Systems Corporation
               Notes to Pro Forma Combined Financial Statements
             for the Year Ended December 31, 1993 (Unaudited) and
             the Nine Months Ended September 30, 1994 (Unaudited)
            -----------------------------------------------------

Note 1 - In 1993 and during the nine months ended September 30, 1994, MedSeries4
- - ------
Operations restructured its operations, which resulted in nonrecurring provisions for employee separation benefits associated with workforce reductions of $778,000 and $408,000, respectively.

Note 2 - In 1993 and during the nine months ended September 30, 1994, MedSeries4
- - ------
Operations provided $424,000 and $247,000 for its participation in its parent's defined benefit pension plan. Such a plan is not provided by the Company.

Note 3 - The Company has recorded approximately $16,500,000 of goodwill
- - ------
associated with the acquisition of MedSeries4 Operations. This goodwill will be amortized over 20 years. This adjustment assumes that this purchase was consummated January 1, 1993.

Note 4 - In 1993 and during the nine months ended September 30, 1994, MedSeries4
- - ------
Operations recorded amortization expense for capitalized software development costs of $1,592,000 and $41,000, respectively. In 1993 MedSeries4 Operations also wrote off $4,300,000 of capitalized software development costs based upon management's assessment of the future realizablity of these costs. None of the Company's purchase price for MedSeries4 Operations has been allocated to software, and, accordingly these items have been eliminated.

Note 5 - In 1993 and during the nine ended months September 30, 1994, MedSeries4
- - ------
Operations provided $766,000 and $101,000 for its participation in its parent's postretirement health care and life insurance benefit plans. Such plans are not provided by the Company.

Note 6 - Interest expense has been adjusted to reflect the Company's additional
- - ------
borrowings of approximately $17,000,000 associated with the purchase of MedSeries4 Operations at an effective rate of 7%.

Note 7 - In 1993, MedSeries4 Operations recorded a goodwill write-off of
- - ------
$8,515,000 based on management's determination that such goodwill was not recoverable.

Note 8 - The combined income tax provision has been adjusted to give effect to
- - ------
the adjustments above.

                      SHARED MEDICAL SYSTEMS CORPORATION
                      ----------------------------------

                                 Exhibit Index

No.                               Description
- - ---  ---------------------------------------------------------------------------
(2)  Plan of Acquisition -

     . Stock Purchase Agreement dated September 30, 1994 between Shared Medical
       Systems Corporation and GTE Directories Corporation (without schedules) (filed as Exhibit (2) to the Company's Form 8-K Report dated
       September 30, 1994)*



*Previously filed as indicated and incorporated herein by reference.